Power of Attorney Know all by these presents, that the undersigned hereby constitutes and appoints each of Joseph McGrail, Senior Vice President, Chief Accounting Officer of BJ’s Wholesale Club Holdings, Inc. (the “Company”), Brian Driscoll, Senior Legal Counsel of the Company, Amy Sumner, Senior Accounting Manager of the Company, Mayme Donohue and Alexander Abramenko, signing singly, as the undersigned’s true and lawful attorney-in-fact to: (1) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director or holder of 10% or more of the registered class of securities of the Company, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder; (2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such forms or amendments with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority, including the preparation and filing of a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain a CIK number, access codes and passwords as are required in order to enable the undersigned to file the Form 3, 4, and 5 electronically with the SEC, and to serve as Account Administrators and manage the undersigned’s EDGAR account; and (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in- fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of December, 2025. ______________________________________________ Timothy Pierce Morningstar COMMONWEALTH OF VIRGINIA CITY OF RICHMOND, to wit: IN WITNESS WHEREOF, I have signed my name and affixed my official notarial seal this 12th day of December, 2025. ______________________________________________ Signature of Notary Public My Commission expires: September 30, 2027 Notary Registration No.: 7143554 This notarial act was performed by remote notarization. Timothy Pierce Morningstar Leyla Igor Myers Online Notary Public. This notarial act involved the use of online audio/video communication technology. Notarization facilitated by SIGNiX®